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                                                                    EXHIBIT 10.2

                                    GUARANTY

     This Guaranty is made as of the 26th day of May, 1998, by Technitrol, Inc. ("Guarantor") in favor of GTI Corporation. ("GTI").

                                   Background

     WHEREAS, Technitrol International, Inc. ("Teco International"), a wholly owned subsidiary of Guarantor, entered into an Agreement and Plan of Merger with Technitrol Acquisition, Inc., a Delaware corporation ("Teco Sub") and GTI on May 26, 1998 (the "Merger Agreement") pursuant to which Teco Sub will be merged with and into GTI;

     WHEREAS, in order to induce GTI to enter into the Merger Agreement, Guarantor agreed to enter into and deliver this Guaranty to GTI;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, Guarantor hereby agrees as follows:

     1. In order to induce GTI to enter into the Merger Agreement, Guarantor hereby, unconditionally and irrevocably guarantees to (i) GTI the prompt and complete payment and performance, when due, of all liabilities and obligations of Teco International to GTI arising under, pursuant to or in connection with the Merger Agreement (the "GTI Guaranteed Liabilities") and (ii) the Indemnified Persons (as defined in Section 4.11 of the Merger Agreement) the prompt and complete payment and performance, when due, of all liabilities and obligations of Teco International to GTI arising under, pursuant to or in connection with
Section 4.11 of the Merger Agreement (the "Indemnified Persons Guaranteed Liabilities" and together with the GTI Guaranteed Liabilities, the "Guaranteed Liabilities") . The guaranty provided for herein constitutes a guaranty of payment and not of collection.

     2. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any Guaranteed Liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any other such Guaranteed Liability, notice of any suit or the taking of other action by GTI against, and any other notice to, Teco International. Until all of the Guaranteed Liabilities shall have been irrevocably paid in full, the Guarantor shall have no right of subrogation.

     3. GTI may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the absolute and unconditional obligations of Guarantor hereunder: (i) agree to any change in the terms of any




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Guaranteed Liability pursuant to the terms of the Merger Agreement, (ii) take or fail to take any action of any kind in respect of any security for any Guaranteed Liability, (iii) exercise or refrain from exercising any rights against Teco International or others, or (iv) compromise or subordinate any Guaranteed Liability including any security therefor. In addition, the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (A) any lack of validity or enforceability of any Guaranteed Liability or any agreement or instrument relating to any Guaranteed Liability, (B) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Guaranteed Liability or GTI's rights hereunder or (C) any other circumstances, not referred to earlier in this Guaranty, which might otherwise constitute a defense available to, or a discharge of, Guarantor in respect of this Guaranty.

     4. This Guaranty shall continue in full force and effect until all Guaranteed Liabilities have been irrevocably satisfied in full. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance (or any part thereof) of any Guaranteed Liability, or interest thereon, is rescinded or must otherwise be restored or returned by GTI or an Indemnified Person due to any bankruptcy, insolvency, reorganization, liquidation or receivership laws or otherwise.

     5. This Guaranty will be governed by Delaware law (excluding laws with respect to choice of laws).



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     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                        TECHNITROL, INC.



                                        By: /s/ THOMAS J. FLAKOLL
                                            ------------------------------------
                                            Thomas J. Flakoll
                                            Chief Executive Officer